EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of AMERICAN EAGLE MANUFACTURING CO.. a Nevada corporation (the "Company") on Form 10-KSB for the year ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Form 10KSB, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to AMERICAN EAGLE MANUFACTURING CO., and will be retained by AMERICAN EAGLE MANUFACTURING CO. and furnished to the Securities and Exchange
Commission or its staff upon request.



/s/ Larry N. Lunan
--------------------------
Chief Executive Officer and Chief Financial Officer
October 13, 2004